UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2003

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21808	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On September 12, 2003, Interlink Electronics, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its principal accountant. KPMG served as the Company’s principal accountant for the fiscal year ended December 31, 2002. KPMG’s report on the Company’s financial statements for the year ended December 31, 2002 (the “Report”) did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. During this period and the subsequent interim period through September 12, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with the Report. During the term of KPMG’s engagement, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter, dated September 16, 2003, is filed as an Exhibit to this Form 8-K.

The Company has engaged BDO Seidman, LLP as its new principal accountants. During the two most recent fiscal years and through September 12, 2003, the Company has not consulted with BDO Seidman, LLP regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

The Board of Directors of the Company, on the recommendation of its Audit Committee, approved the change in accountants described herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

16.1 Letter from KPMG LLP dated September 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2003.

INTERLINK ELECTRONICS, INC.

By:	/s/ PAUL D. MEYER
Paul D. Meyer Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from KPMG LLP dated September 16, 2003.